                          OLYMPUS PACIFIC MINERALS INC.

                                STOCK OPTION PLAN

1.   PURPOSE OF THE PLAN

1.1 The purpose of the Plan is to provide the Participants with an opportunity to purchase Common Shares and to benefit from the appreciation in the value thereof. This will provide an increased incentive for the Participants to contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Corporation and its associated, affiliated, controlled and subsidiary companies to attract and retain individuals of exceptional skill.

2.   DEFINED TERMS

2.1 Where used herein, the following terms shall have the following meanings, respectively:

     (a)  "BOARD" means the board of directors of the Corporation;

     (b)  "CHANGE OF CONTROL" means:

          (i)  the acquisition, directly or indirectly, by any person or group of persons acting jointly or in concert, as such terms are defined in the Securities Act (British Columbia), of Common
               Shares which, when added to all other Common Shares at the time held directly or indirectly by such person or persons acting jointly or in concert, constitutes for the first time in the aggregate 20% or more of the outstanding Common Shares; or

          (ii) the removal, by resolution of the shareholders of the
               Corporation, of more than 51% of the then incumbent Board of
               Directors of the Corporation, or the election (or other
               reconstitution) of a majority of the members of the Corporation's
               Board of Directors who were not members of the Corporation's incumbent board at the time immediately preceding such election
               (or other reconstitution); or

          (iii) the consummation of a sale of all or substantially all of the assets of the Corporation; or

          (iv) the consummation of a reorganization, amalgamation, plan of arrangement, merger or other form of transaction which has substantially the same effect as any of (i) to (iii) above;

     (c)  "CHANGE OF CONTROL TRANSACTION" has the meaning ascribed to such term in section 14.1;

     (d)  "COMMON SHARES" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares to which a Participant may be entitled upon the exercise of an
          Option as a result of such adjustment;

     (e)  "CONSULTANT" means a consultant as defined under National Instrument
          45-106 Prospectus and Registration Exemptions;

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     (f)  "CORPORATION" means Olympus Pacific Minerals Inc, and includes any successor corporation thereof;

     (g)  "EXCHANGE" means the Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on the Toronto Stock
          Exchange, on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Board;

     (h)  "INSIDER" has the meaning ascribed thereto in the Toronto Stock
          Exchange Company Manual;

     (i)  "NON-EMPLOYEE DIRECTOR" means any director of the Corporation or any of its associated, affiliated, controlled or subsidiary companies who do not have an employment or consulting agreement with the Corporation or one of its associated, affiliated, controlled or subsidiary companies;

     (j)  "OPTION" means an option to purchase Common Shares granted by the
          Board to a Participant, subject to the provisions contained herein;

     (k)  "OPTION PRICE" means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted in accordance with Articles 5 and 8 hereof,

     (l)  "PARTICIPANTS" means the directors, officers and employees of, and
          Consultants to, the Corporation or any of its associated, affiliated, controlled or subsidiary companies, to whom Options are granted by the
          Board pursuant to the Plan and which Options or a portion thereof remain unexercised; and

     (m)  "PLAN" means this Stock Option Plan of the Corporation, as the same may be amended or varied from time to time.

2.2 For the purposes of the Plan, associated companies, affiliated companies, controlled companies and subsidiary companies have the meanings set forth under
Section 1 of the Securities Act (Ontario).

3.   ADMINISTRATION OF THE PLAN

3.1 Within the foregoing limitations and subject to section 3.2, the Plan shall be administered by the Board. The Corporation shall effect the grant of Options under the Plan, in accordance with determinations made by the Board, pursuant to the provisions of the Plan, as to those individuals eligible to be Participants and the number of Common Shares which shall be the subject of each Option, by the execution and delivery of a stock option agreement in such form which is consistent with the provisions of the Plan as may be approved by the Board.

3.2 All of the powers exercisable hereunder by the Board may, to the extent permitted by applicable law and authorized by resolution of the Board, be exercised by a duly appointed committee of the Board.

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3.3 All decisions and interpretations of the Board respecting the Plan or
Options granted thereunder shall be conclusive and binding on the Corporation and the Participants and their respective legal personal representatives and beneficiaries and on all directors, officers, employees and Consultants of the
Corporation who are eligible under the provisions of the Plan to participate therein. No member of the Board shall be liable for any action taken or for any determination made in good faith in the administration, interpretation, construction or application of the Plan.

4.   GRANTING OF OPTIONS

4.1 The Board shall, from time to time, grant Options to the Participants. The grant of Options will be subject to the conditions contained herein and may be subject to additional terms, limitations, restrictions and conditions determined by the Board from time to time.

4.2 The aggregate number of Common Shares reserved for issuance under the Plan may not exceed twelve percent (12%) (on a non-diluted basis) of the number of
Common Shares outstanding at the time of any grant. The Common Shares in respect of which Options are terminated, cancelled or expired unexercised shall be available for subsequent Options pursuant to section 11.1. No fractional shares may be purchased or issued hereunder.

4.3 Any grant of Options under the Plan shall be subject to the following restrictions:

     (a)  the aggregate number of Common Shares issuable pursuant to Options granted to Insiders, at any time, pursuant to the Plan and all of the
          Corporation's other share compensation arrangements, may not exceed
          10% of the outstanding Common Shares (on a non-diluted basis) at the time of grant;

     (b)  the aggregate number of Common Shares issued to Insiders, pursuant to the Plan and all of the Corporation's other share compensation arrangements, within any one year period may not exceed 10% of the outstanding Common Shares (on a non-diluted basis) at the time of grant;

     (c)  the aggregate number of Common Shares issuable to any one individual
          Insider pursuant to the Plan and all of the Corporation's other share compensation arrangements within a one year period may not exceed 5%
          of the outstanding Common Shares (on a non-diluted basis) at the time of the grant; and

     (d)  the aggregate number of Common Shares issuable pursuant to Options granted to Non-Employee Directors, as a group, may not exceed 5% of the outstanding Common Shares (on a non-diluted basis) at the time of grant.

The aforementioned limits of Common Shares reserved for issuance may be formulated on a diluted basis with the consent of the Exchange.

4.4 Options granted to Participants hereunder are non-transferable and non-assignable, except in the case of the death of a Participant (which is provided for in section 6), and are exercisable only by the Participant to whom the Options have been granted, provided that subject to the prior approval of the Board and the Exchange an Option may be assigned to a corporation controlled by the Participant and 100% beneficially owned by the Participant and his/her spouse or children, which control and ownership shall continue for so long as any part of the Option remains unexercised.

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5.   OPTION PRICE & OPTION TERM

5.1 The Option Price of any Option granted shall be determined by the Board but shall not be less than the volume weighted average trading price of the common shares on the Exchange, or another stock exchange where the majority of the trading volume and value of the listed shares occurs, for the 5 trading days immediately prior to the date of grant (or, such other price required by the
Exchange) (calculated by dividing the total value by the total volume of securities traded for the relevant period) ("Market Price").

5.2 The Common Shares subject to each Option shall become purchasable in whole or in part at such time or times as may be determined by the Board. Subject to section 5.3, each Option shall not be exercisable after the expiration of five
(5) years from the date granted and may expire on such earlier date or dates as may be fixed by the Board. Any Common Shares not purchased prior to the expiration of an Option granted hereunder may thereafter be reallocated in accordance with the provisions of the Plan.

5.3 If the term of an Option held by a Participant, including the term of an
Option held by a Participant who is an insider, expires during a period when the
Participant is prohibited from trading in the Corporation's securities pursuant to the Corporation's governance policies then applicable to the Corporation's management and directors (the "blackout period"), then the term of such Option or unexercised portion thereof shall be determined in accordance with section
5.4.

5.4 Notwithstanding the provisions of section 5.2, the expiry date of an Option shall be adjusted, without being subject to the approval of the Board or the shareholders of the Corporation, to take into account any blackout period imposed on the Participant by the Corporation as follows:

     (i)  if the expiry date falls within a blackout period imposed on the
          Participant by the Corporation, then the expiry date will be the close of business on the 10th business day after the end of such blackout period (the "Blackout Expiration Term"); or

     (ii) if the expiry date falls within two business days after the end of a blackout period imposed on the Participant by the Corporation, then the expiry date will be the date which is the Blackout Expiration Term reduced by the number of days between the original expiry date and the end of such blackout period. By way of example, Options whose expiry date is two business days after the end of the blackout period may be exercised for an additional eight business days.

6.   TERMINATION OF EMPLOYMENT/DEATH

6.1 In the event of death of a Participant, any Option held by such Participant at the date of death shall become exercisable in whole or in part, only if and to the extent that the Participant was entitled to exercise the Option at the date of the Participant's death, by the person(s) to whom the Participant's rights under the Option shall pass by the Participant's will or the laws of descent and distribution and Options shall be exercisable for a period of one
(1) year after the date of death or prior to the expiration of the Option period in respect thereof, whichever is sooner.

6.2 If a Participant ceases to be employed or retained by the Corporation or its associated, affiliated, controlled or subsidiary companies, as the case may be, for cause or if a Participant is removed from office as a director or becomes disqualified from being a director by law, any Option or the unexercised portion thereof granted to such Participant shall terminate forthwith. If a Participant ceases to be employed or retained by the Corporation or its associated, affiliated, controlled or subsidiary companies, as the case may be, otherwise than by reason of death or termination for cause, or if a Participant ceases to be a director other than by reason of death, removal or disqualification, any
Option

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or unexercised portion thereof held by such Participant at the effective date thereof may be exercised in whole or in part for a period that is the earlier of: (i) ninety (90) days thereafter, unless the Board in its sole discretion determine to amend the Option to provide a longer period; or (ii) the date the
Option expires in accordance with its terms; or (iii) the date provided for in any employment or consulting agreement between such Participant and the
Corporation, however shareholder approval is required to be obtained should this cause Options held by a Participant who is an insider of the Corporation to be extended beyond their original expiry.

6.3 The Plan does not confer upon a Participant any right with respect to continuation of employment by the Corporation or any of its associated, affiliated, controlled or subsidiary companies nor does it interfere in any way with the right of the Participant or the Corporation or its associated, affiliated, controlled or subsidiary companies.

7.   WRITTEN AGREEMENT

7.1 A written agreement shall be entered into between the Corporation and each
Participant, which agreement shall set out the Option Price and the terms and conditions on which the Option may be exercised, all in accordance with the provisions of the Plan. The agreement shall be in such form as the Board may from time to time approve and may contain such terms as may be considered necessary in order that the Option will comply with any provisions respecting stock options in the income tax or other laws in force in any country or jurisdiction or which the person to whom the option is granted may from time to time be a resident or citizen.

8.   ADJUSTMENTS IN SHARES

8.1 Following the date an Option is granted, the exercise price for and the number of Common Shares which are subject to an Option will, subject to the approval of the Exchange, be adjusted, with respect to the then unexercised portion thereof, by the Board from time to time (on the basis of such advice as the Board considers appropriate, including, if considered appropriate by the
Board, a certificate of the auditor of the Company) in the events and in accordance with the provisions and rules set out in this section 8, with the intent that the rights of Participants under their Options are, to the extent possible, preserved notwithstanding the occurrence of such events. Any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules will be conclusively determined by the Board, and any such determination will be binding on the Corporation, the Participant and all other affected parties.

8.2 The number of Common Shares to be issued on the exercise of an Option shall be adjusted from time to time to account for each dividend of Common Shares
(other than a dividend in lieu of cash dividends paid in the ordinary course), so that upon exercise of the Option for a Common Share the Participant shall receive, in addition to such Common Share, an additional number of Common Shares
("Additional Shares"), at no further cost, to adjust for each such dividend of
Common Shares. The adjustment shall take into account every dividend of Common
Shares which occurs between the date of the grant of the Option and the date of exercise of the Option for such Common Share. If there has been more than one such dividend, the adjustment shall also take into account that the dividends which are later in time would have been distributed not only on the Common Share had it been outstanding, but also on all Additional Shares which would have been outstanding as a result of previous dividends.

8.3 If the outstanding Common Shares are changed into or exchanged for a different number of shares or into or for other securities of the Corporation or securities of another Corporation or entity, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation, then on each exercise of the
Option which occurs following such events, for each Common Share for which the
Option is exercised, the Participant shall instead

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receive the number and kind of shares or other securities of the Corporation or other Corporation into which such Common Share would have been changed or for which such Common Share would have been exchanged if it had been outstanding on the date of such event.

8.4 If the outstanding Common Shares are changed into or exchanged for a different number of shares or into or for other securities of the Corporation or securities of another Corporation or entity, in a manner other than as specified in subsections 8.2 or 8.3, then the Board, in its sole discretion, may make such adjustment to the securities to be issued pursuant to any exercise of the Option and the exercise price to be paid for each such security following such event as the Board in its sole and absolute discretion determines to be equitable to give effect to the principle described in subsection 8.1, and such adjustments shall be effective and binding upon the Corporation and the Participant for all purposes.

8.5 If the Corporation distributes, by way of a dividend or otherwise, to all or substantially all holders of Common Shares, property, evidences of indebtedness or shares or other securities of the Corporation (other than Common Shares) or rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares or other securities or property of the
Corporation, other than as a dividend in the ordinary course, then, if the
Board, in its sole discretion, determines that such action equitably requires an adjustment in the exercise price under any outstanding Option or in the number(s) of Common Shares subject to any such Option, or both, such adjustment may be made by the Board and shall be effective and binding on the Corporation and the Participant for all purposes.

8.6 No adjustment or substitution provided for in this section 8 shall require the Corporation to issue a fractional share in respect of any Option. Fractional shares shall be eliminated.

8.7 The grant or existence of an Option shall not in any way limit or restrict the right or power of the Corporation to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

9.   NON-ASSIGNABILITY

9.1 Neither the Options nor the benefits and rights of any Participant under any
Option or under the Plan shall be assignable or otherwise transferable, except as specifically provided in subsection 6.1 in the event of the death of the
Participant. During the lifetime of the Participant, all such Options, benefits and rights may only be exercised by the Participant.

10.  OPTIONS TO U.S. PERSONS

10.1 Common Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Common Shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the United States Securities Act of 1933, as amended (the "1933 Act"), the rules and regulations thereunder and the requirements of any stock exchange or automated inter-dealer quotation system of a registered national securities association upon which such Common Shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such
Common Shares. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any Common Shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any Common Shares under the Plan, shall relieve the Corporation of any liability with respect to the non-issuance or sale of such Common Shares.

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10.2 If the Common Shares issuable upon exercise of the Options have not been registered under the 1933 Act, as a condition to the exercise of an Option, the
Corporation may require the Participant to represent and warrant in writing at the time of such exercise that the Common Shares are being purchased only for investment and without any then present intention to sell or distribute such
Common Shares. At the option of the Corporation, a stop-transfer order against such Common Shares may be placed on the stock books and records of the
Corporation, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such Common Shares in order to assure an exemption from registration. The Corporation also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. The Corporation has no obligation to undertake registration of Options or the Common Shares of stock issuable upon the exercise of Options.

11.  RELOADING PROVISION

11.1 Common Shares which are issued pursuant to Option exercises will subsequently be reloaded into the Plan so that the Corporation will have the ability to re-grant such Common Shares pursuant to future Option grants. The reloading of issued Common Shares into the Plan is subject to the Corporation paying the applicable listing fees to the Exchange for same, but will not require shareholder approval.

12.  OUTSTANDING OPTIONS UNDER FORMER STOCK OPTION PLAN

12.1 Subject to the acceptance of this Plan for filing by the Exchange and receipt of shareholder approval, any options over securities of the Corporation previously granted by the Corporation under its former plan effective September
12, 2003 (the "Former Plan") which remain outstanding as at the effective date hereof, will be deemed to have been issued under and will be governed by the terms of this Plan provided that, in the event of inconsistency between the terms of the agreements governing such options previously granted and the terms of the Former Plan, the terms of such agreements shall govern. Any Common Shares issuable upon exercise of such options granted previously will be included for the purpose of calculating the amounts set out in section 4 hereof.

13.  AMENDMENT OR DISCONTINUANCE OF PLAN

13.1 Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including the Exchange), the Board may, at any time, without further action by its shareholders, amend the Plan or any Option granted hereunder in such respects as it may consider advisable and, it may do so to:

     (i)  ensure that the Options granted hereunder will comply with any provisions respecting stock options in the income tax and other laws in force in any country or jurisdiction of which a Participant to whom an Option has been granted may from time to time be resident or a citizen;

     (ii) change vesting provisions of an Option or the Plan;

     (iii) change termination provisions of an Option provided, subject to section 5.3, that the expiry date does not extend beyond the original expiry date;

     (iv) reduce the exercise price of an Option for a Participant who is not an
          Insider, but in no case will it be lower than Market Price; and

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          (v)  make amendments to correct typographical or clerical errors or to add clarifying statements to ensure the intent and meaning of an
               Option or the Plan is properly expressed.

The Board may not, however, without the consent of the Participant, alter or impair any of the rights or obligations under an Option theretofore granted.

13.2 Subject to the policies of the Exchange, the Board may, at any time, with the specific consent of the disinterested shareholders, reduce the exercise price of an Option for a Participant who is an Insider.

13.3 No Common Shares shall be issued under any amendment to this Plan unless and until the amended Plan has been approved by the Exchange.

13.4 The Plan may be abandoned or terminated in whole or in part at any time by the Board, except with respect to any Option then outstanding under the Plan.

14.  EFFECT OF A CHANGE OF CONTROL TRANSACTION

14.1 Upon the announcement of any form of transaction (a "Change of Control
Transaction") which, if completed, would constitute a Change of Control and under which Common Shares of the Corporation are to be exchanged, acquired or otherwise disposed of, including a take-over bid, or tender offer made for all or any of the issued and outstanding common shares, the Corporation shall, as soon as practicable following the announcement of such Change of Control
Transaction, notify each Participant currently holding an Option of the Change of Control Transaction, and all Options of the Participant which have not vested shall be deemed to be fully vested and exercisable solely for purposes of permitting the Participant to exercise such Options in order to participate in the Change of Control Transaction in respect of the Common Shares (the "Optioned
Shares") thereby acquired.

14.2 Upon the completion of any other form of Change of Control not covered by section 14.1 above, all Options of a Participant which have not vested shall be deemed to be fully vested and exercisable.

14.3 If:

     (a)  a Change of Control Transaction is not completed (or a Change of
          Control does not occur); or

     (b)  a Participant does not cause his or her Optioned Shares to be exchanged or disposed of in a Change of Control Transaction of the nature described in section 14.1 above;

then the Optioned Shares shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Common Shares and the terms of the
Option set forth in the Plan shall again apply to the Option. If any Optioned
Shares are returned to the Corporation under this section, the Corporation shall refund the exercise price to the Participant for such Optioned Shares. Other than in circumstances contemplated in section 14.2, in no event shall the
Participant be entitled to dispose of the Optioned Shares otherwise than pursuant to a Change of Control Transaction.

15.  EFFECT OF CORPORATE ORGANIZATION

15.1 Notwithstanding the foregoing provisions of section 14.1, upon the liquidation or dissolution of the Corporation or upon a re-organization, merger, arrangement or consolidation of the

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Corporation with one or more companies as a result of which the Corporation is not the surviving company, or upon the sale of substantially all of the property or more than eighty (80%) percent of the then outstanding shares of the
Corporation to another company, the Plan shall terminate, and any Options theretofore granted hereunder shall terminate unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of options theretofore granted, or the substitution for such
Options of new options covering the shares of a successor employer company, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and exercise prices, in which event the Plan and options theretofore granted shall continue in the manner and upon the terms so provided. If the Plan and unexercised Options shall terminate pursuant to the foregoing sentence, the
Common Shares subject to all options granted shall immediately vest and all
Participants then entitled to exercise any unexercised portion of Options then outstanding shall have the right at such time immediately prior to consummation of the event which results in the termination of the Plan as the Corporation shall designate, to exercise their Options to the full extent not theretofore exercised.

16.  GOVERNMENT/EXCHANGE REGULATION

16.1 The Corporation's obligation to issue and deliver Common Shares under any
Option is subject to:

     (a)  the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the
          Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

     (b)  the admission of such Common Shares to listing on any stock exchange on which such Common Shares may then be listed; and

     (c)  the receipt from the Participant of such representations, warranties, agreements and undertakings as to future dealings in such Common
          Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection, the Corporation shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such
Common Shares in compliance with applicable securities laws and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.

17.  PARTICIPANTS' RIGHTS

17.1 A Participant shall not have any rights as a shareholder of the Corporation until the issuance of a certificate for Common Shares upon the exercise of an
Option or a portion thereof, and then only with respect to the Common Shares represented by such certificate or certificates.

18.  APPROVALS

18.1 The Plan shall be subject to:

     (a)  the approval of the disinterested shareholders of the Corporation to be given by a resolution at a meeting of the shareholders of the
          Corporation and the ratification of the Plan by the shareholders, disinterested if applicable, every three years from the effective date of the Plan; and

     (b)  acceptance by the Exchange.

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18.2 Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless such approval and acceptance is given.

19.  STOCK EXCHANGE RULES

19.1 All Options granted pursuant to the Plan will be subject to the rules and policies of the Exchange and any other body having jurisdictions.

20.  NO REPRESENTATION OR WARRANTY

20.1 The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

21.  GENERAL PROVISIONS

21.1 Nothing contained in the Plan shall prevent the Corporation or any of its affiliates from adopting or continuing in effect other compensation arrangements
(subject to shareholder approval if such approval is required by the Exchange)
and such arrangements may be either generally applicable or applicable only in specific cases.

21.2 The validity, construction and effect of the Plan, the grants of Options, the issue of Common Shares, any rules and regulations relating to the Plan any written agreement, and all determinations made and actions taken pursuant to the
Plan, shall be governed by and determined in accordance with the laws of the
Province of British Columbia.

21.3 If any provision of the Plan or any written agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person, or Option and the remainder of the Plan and any such written agreement shall remain in full force and effect.

21.4 Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the
Corporation or any of its affiliates and a Participant or any other person.

21.5 Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

22.  EFFECTIVE DATE

22.1 The Plan shall become effective upon being adopted by the Board.

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